UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 15, 2021

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2021, Luis Felipe Visoso notified Palo Alto Networks, Inc. (the “Company”) of his intention to resign from his position as Chief Financial Officer of the Company, to pursue another opportunity. Mr. Visoso stayed on as the Company’s Chief Financial Officer through March 17, 2021.

On March 17, 2021, the Company’s Board of Directors (the “Board”) appointed Dipak Golechha, age 46, as the Company’s Executive Vice President, Chief Financial Officer, effective March 17, 2021 (the “Effective Date”).

Mr. Golechha joined the Company in December 2020 as Senior Vice President, Finance. Prior to joining the Company, from August 2020 until December 2020, Mr. Golechha served as senior advisor at Boston Consulting Group, a management consulting firm. From December 2016 to April 2020, Mr. Golechha was President and Chief Executive Officer of Excelligence Learning Corporation, a tech-enabled platform company in early childhood education. From August 2014 through July 2016, Mr. Golechha served as the chief financial officer of NBTY Inc., also known as The Nature’s Bounty Company, a manufacturer of vitamins, minerals and health supplements. During 2014, Mr. Golechha served as the chief financial officer of Chobani, a yogurt company. Prior to Chobani, Mr. Golechha worked at The Procter & Gamble Company, an American multinational consumer goods corporation, for 18 years, most recently serving as chief financial officer / chief operating officer of the Global Feminine Care / Adult Care Division from August 2012 to December 2013. Mr. Golechha holds a bachelor’s degree and a master’s degree from St. John’s College, Cambridge University in Economics.

The Company entered into an amended offer letter with Mr. Golechha on March 17, 2021 (the “Offer Letter”), in connection with Mr. Golechha’s appointment as Executive Vice President, Chief Financial Officer. The Offer Letter provides that on the Effective Date, Mr. Golechha’s annual base salary will be $600,000 and his target annual incentive compensation will be 100% of his base salary. In addition, Mr. Golechha will receive a performance-based restricted stock unit award (the “PSU”) having an approximate value of $4,000,000, with the number of shares determined by dividing this value by the average closing price of the Company’s common stock for the thirty (30) calendar days prior to March 15, 2021, with a grant date of March 20, 2021. After achievement of a specified performance metric, the PSUs will vest, as to the units that have become eligible to vest, over a four-year period with one fourth (1/4th) of the PSUs that have become eligible to vest, vesting on the one-year anniversary of the grant date; and one-sixteenth (1/16th) of the PSUs that have become eligible to vest, vesting quarterly thereafter, in each case, subject to Mr. Golechha continuing to be a Service Provider through each vesting date. The equity grant will be granted under the Company’s 2012 Equity Incentive Plan.

The foregoing description of Mr. Golechha’s compensation, terms and conditions of his employment is qualified in its entirety by the full text of Mr. Golechha’s Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, Mr. Golechha has entered into the Company’s standard form of indemnification agreement (see Exhibit 10.1 to our Annual Report on Form 10-K for the fiscal year ended July 31, 2020 filed with the Securities and Exchange Commission on September 4, 2020).

There are no family relationships between Mr. Golechha and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Offer Letter by and between the Registrant and Dipak Golechha, dated March 17, 2021.

99.1	Press release dated as of March 17, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Nikesh Arora
Nikesh Arora
Chief Executive Officer

Date: March 19, 2021